Exhibit 99.1

Marin Software Incorporated Receives Nasdaq Notification Regarding Late Form 10-K Filing and Continued Listing Requirements

San Francisco, CA – April 22, 2025 – Marin Software Incorporated (NASDAQ: MRIN) (“Marin,” “we,” “our,” or the “Company”), a provider of digital marketing software for performance-driven advertisers and agencies, on April 16, 2025, received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the delinquency in the timely filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”), the Company is out of compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”).

In accordance with Nasdaq’s listing rules, the Company has 60 calendar days after the date of the Notice, or until June 16, 2025, to submit a plan to regain compliance with respect to the delinquent Form 10-K filing. If the plan is accepted by Nasdaq, Nasdaq can grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until September 29, 2025, to regain compliance.

The Company intends to consider plans to regain compliance with the Rule. However, as previously reported, the Company’s board of directors approved the voluntary liquidation and dissolution of the Company (the “Dissolution”) and adopted a Plan of Liquidation and Dissolution of the Company (the “Plan of Dissolution”), subject to stockholder approval. If the stockholders approve the Dissolution and the Company proceeds with the Dissolution in accordance with the Plan of Dissolution, the Company’s common stock will be delisted from Nasdaq.

For additional information regarding the Nasdaq notification and related terms, please see the Current Report on Form 8-K that the Company filed with the SEC today, which is available at sec.gov.

About Marin Software

Marin Software Incorporated (NASDAQ: MRIN) provides a cross-channel advertising management platform that enables digital marketers to measure, manage, and optimize their online advertising campaigns. Founded in 2006, Marin is headquartered in San Francisco, California.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, our ability to file the Form 10-K within the period provided by Nasdaq to do so, and/or timely submit an acceptable plan to regain compliance with the Nasdaq continued listing rules within the periods provided by Nasdaq; the Dissolution; our ability to timely file our subsequent periodic reports with the SEC; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; changes in domestic and foreign business, market, financial, political and legal conditions. Marin disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024, and the Company’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Marin as of the date hereof. The Company disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Contact:

ir@marinsoftware.com